UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2026
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The RealReal, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38953	45-1234222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street Suite 400
San Francisco, CA 94133
(Address of Principal Executive Offices) (Zip Code)
(855) 435-5893
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	REAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Niki Leondakis Resigns as Member of the Board of Directors

On March 6, 2026, Niki Leondakis resigned from the Board of Directors (the “Board”) of The RealReal, Inc. (the “Company”). While Ms. Leondakis’s expanded professional and personal responsibilities prevent her from continuing to serve on the Board, the Company is grateful for her valued service during her tenure.

Jennifer McKeehan Appointed as Member of the Board of Directors

On March 6, 2026, the Board of the Company appointed Jennifer McKeehan to the Board as a Class II Director, with her term expiring at the Company’s 2027 annual meeting of stockholders or upon her successor having been elected and qualified. Ms. McKeehan will serve on the Corporate Governance and Nominating Committee of the Board.

Ms. McKeehan has served as Chief Operating Officer of Fanatics Commerce of Fanatics Inc. since September 2024. Prior to this, Ms. McKeehan worked at Walmart, Inc. as Senior Vice President, Transportation and Delivery, Spark Driver Platform and Revenue, from August 2022 to August 2024; Peloton Interactive as Senior Vice President and Head, Global Operations and Supply Chain, from October 2020 to August 2022; and Home Depot, Inc. in various capacities from 2008 to 2020, most recently having served as Vice President, Supply Chain, from 2016 to 2020. Ms. McKeehan holds a bachelor's degree in industrial engineering from the Georgia Institute of Technology.

As a non-employee director, Ms. McKeehan is entitled to receive compensation arrangements in accordance with the Company’s Director Compensation Program, which includes an annual cash retainer of $35,000, paid quarterly, and an annual equity award of $165,000 in restricted stock units under the Company’s 2019 Equity Incentive Plan, which will vest on the earlier of the one year anniversary of the grant of such equity award or the date immediately prior to the Company’s annual meeting of stockholders occurring after such date of grant, subject to continued service as a non-employee director through such vesting date. Initial cash retainers and equity awards are adjusted pro rata for the first partial year of service. In addition, the Company will enter into its form of Indemnity Agreement with Ms. McKeehan, a copy of which has been filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 28, 2023.

There is no arrangement or understanding between Ms. McKeehan and any other persons pursuant to which Ms. McKeehan was appointed as a director. Furthermore, there are no transactions between Ms. McKeehan and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
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Item 7.01     Regulation FD Disclosure.
On March 9, 2026, the Company issued a press release regarding the appointment of Ms. McKeehan to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits..
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 9, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The RealReal, Inc.

Date: March 9, 2026	By:	/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary